Exhibit 10.1

SECOND AMENDMENT

TO

VOTING AGREEMENT

THIS SECOND AMENDMENT TO VOTING AGREEMENT (this “Amendment”) is made and entered into as of August 21, 2015, by and among Medbox, Inc., a Nevada corporation (the “Company”), P. Vincent Mehdizadeh (“VM”), an individual, PVM International, Inc., a California corporation (“PVM”), and Vincent Chase, Incorporated, a California corporation (“VC”) (VM, PVM and VC are sometimes collectively referred to herein as the “VM Group”) and Ned L. Siegel (“Siegel”), Mitch Lowe (“Lowe”) and Jennifer Love (“Love”, and collectively with Siegel and Love, the “SLLM Group”). The VM Group and the SLLM Group are together sometimes referred to herein as the “Parties”).

RECITALS

WHEREAS, the Company, the VM group, the SLLM Group, Guy Marsala (now a former director) and the Company entered into that certain Voting Agreement dated January 21, 2015, as amended by that certain First Amendment to Voting Agreement dated August 11, 2015 (as so amended, the “Voting Agreement”);

WHEREAS, the parties desire to amend the Voting Agreement in certain additional respects and to provide for a further extension of the term of the Voting Agreement;

For other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree, as follows:

1.	AMENDMENT.

1.1 Section 3.3 of the Voting Agreement is hereby amended and restated in its entirety as follows:

“3.3 TERMINATION. This Agreement shall continue in full force and effect from the date hereof through January 20, 2016 and is not terminable for any reason prior to such date (the “Expiration Date”); provided that this Agreement shall terminate if all of the SLLM Group shall have resigned as Directors. The Expiration Date shall be extended to July 20, 2018, provided that the Company shall make the following pre-payments on that certain Promissory Note dated June 30, 2015 in the original principal amount of $628,877.21 made by the Company in favor of PVM (the “Note”) consisting of (i) three equal payments of principal in the amount of $82,220, together with accrued and unpaid interest on the Note, payable on each of August 24, 2015, August 31, 2015 and September 8, 2015 and (ii) one final payment on September 14, 2015 equal to the remaining principal and accrued and unpaid interest due under the Note.”

1.2 Except as provided in Section 1.1, the Voting Agreement remains in full force and effect, without amendment or modification.

2.	APPOINTMENT OF ADDITIONAL DIRECTOR UNDER SETTLEMENT AGREEMENT.

As additional consideration, the VM Group shall forebear from exercising their rights under Section 4 of the Settlement Agreement dated January 21, 2015, among the Company and the VM Group, to appoint a director to Medbox until the Expiration Date, as extended by this Agreement.

3.	SHAREHOLDER CONSENT AND CANCELLATION OF CERTAIN STOCK

As additional consideration, the VM Group hereby (a) agrees to execute a shareholder written consent amending the rights and preferences of the Company’s Series A Preferred Stock in certain respects in the form attached hereto as Exhibit A (the “Consent”).

4.	MISCELLANEOUS.

4.1 AMENDMENT OR WAIVER. This Amendment its provisions may not be amended, modified or waived except in a writing signed by the Parties.

4.2 SUCCESSORS. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

4.3 ENTIRE AGREEMENT. This Amendment represents the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Notwithstanding the foregoing, this Section 3.3 shall not apply with regard to any agreements to which any Director is a party with the Company or with any member of the VM Group.

4.4 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed by facsimile, PDF or TIF signatures.

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The parties hereto have executed this Amendment as of the date first above written.

THE COMPANY:

MEDBOX, INC.

By:	/s/ C. Douglas Mitchell
Its: Chief Financial Officer

THE VM GROUP:

PVM INTERNATIONAL, INC.

By:	/s/ P. Vincent Mehdizadeh
Its: CEO

VINCENT CHASE, INC.

By:	/s/ P. Vincent Mehdizadeh
Its: CEO

/s/ P. Vincent Mehdizadeh
P. Vincent Mehdizadeh

THE SLLM GROUP:

/s/ Ned L. Siegel
Ned L. Siegel

/s/ J. Mitchell Lowe
Mitch Lowe

/s/ Jennifer Love
Jennifer Love

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EXHIBIT A

FORM OF CONSENT OF STOCKHOLDERS

OF

MEDBOX, INC.

TO TAKE ACTION WITHOUT A MEETING

August 21, 2015

The undersigned, being stockholders holding a majority of the total voting power and a majority of the voting power of the Series A Convertible Preferred Stock of Medbox, Inc., a Nevada corporation (the “Corporation”), do hereby adopt and consent to the adoption of the following preambles and resolutions, pursuant to Section 78.320 of Nevada Revised Statutes:

WHEREAS, the Board of Directors has deemed it advisable and in the best interest of the Corporation to amend its Articles of Incorporation as provided below;

NOW, THEREFORE, BE IT RESOLVED: Sections IV and V of ARTICLE SIX(TH) of the Articles of Incorporation shall be amended in their entirety to read as set forth on Exhibit A hereto; and

RESOLVED FURTHER: The directors and officers of the Corporation are authorized to execute all documents and take all actions necessary to amend the Articles of Incorporation as set forth above.

This consent may be executed in multiple counterparts, all of which taken together, shall constitute one and the same instrument. A facsimile or electronically executed counterpart of this consent shall be effective to bind the parties executing the same to the terms of this consent.

(Remainder of this page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first above written.

PVM INTERNATIONAL, INC.

By:

P. Vincent Mehdizadeh, President

VINCENT CHASE, INC.

By:

P. Vincent Mehdizadeh, President

P. Vincent Mehdizadeh

EXHIBIT A

IV. Voting Rights. Except as otherwise required by law, the holders of Series A Preferred Stock (voting on an as converted basis) and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote.

V. Covenants.

A. In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, do any of the following;

1. take any action which would adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock or increase the number of shares of such Series A Preferred Stock authorized hereby;

2. make any changes to the terms of the Series A Preferred Stock;

3. create any new class of shares having preferences over or being on a parity with the Series A Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred Stock then outstanding; or

4. make any payment of dividends or other distributions or any redemption or repurchase of option or warrants to purchase stock of the Corporation, except for repurchases of options or stock issued under an equity incentive plan approved by the Board.